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EXHIBIT 10.4

                      AMENDED AND RESTATED PROMISSORY NOTE


$________________                                                   June 1, 2004
                                                          Sacramento, California



                  FOR VALUE RECEIVED, IPI Merger Sub II, Inc., a Delaware corporation ("Payor"), promises to pay to the order of the _______________________, or its assigns ("Holder"), the principal sum of $_____________ with interest on the outstanding principal amount at the rate of Six and One Half percent (6.5%) per annum (computed on the basis of actual calendar days elapsed and a year of 360 days) or, if less, at the highest rate of interest then permitted under applicable law. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid or converted in accordance with the provisions hereof. This Note is issued pursuant to a certain Agreement to Amend and Restate Promissory Note dated an even date herewith, by and among Payor, Retail Technologies International, Inc., the Holder, and the other holders of Notes.

         1. DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

         "AFFILIATE" shall mean with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of such first Person, or (iii) whereby 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person.

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" (and the lower-case versions of the same) shall have meanings correlative thereto.

         "DEBT" shall mean: (1) indebtedness or liability for borrowed money;
(2) obligations as lessee under capital leases; (3) obligations under letters of credit issued for the account of any Person; (4) all obligations arising under bankers' acceptance facilities; and (5) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss.

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         "MERGER AGREEMENT" shall have the meaning set forth in the Agreement to
Amend and Restate Promissory Note dated an even date herewith.

         "MONTHLY PAYMENT AMOUNT" shall mean $_____________.

         "NOTE" shall mean this promissory note.

         "NOTES" shall mean the aggregate notes issued by Payor to the Shareholders pursuant to the Stock Repurchase Agreement (including, but not limited to this Note).

         "OBLIGATIONS" shall mean all obligations of Payor to Holder or any of Holder's Subsidiaries howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note, and each other related document including, without limitation, all costs incurred by Holder in connection with the enforcement of this Note.

         "PERSON" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement dated an even date herewith by and among Mike Tomczak, the Holder, and the other holders of Notes.

         "SECURITY AGREEMENT" shall mean the Security Agreement dated an even date herewith by and among the Payor, the Holder, and the other holders of Notes.

         "SENIOR INDEBTEDNESS" shall have the meaning set forth in Section 4 hereof.

         "SHAREHOLDERS" shall mean the Securitiesholders set forth in the Schedule of Shareholders attached thereto as EXHIBIT A to the Stock Repurchase Agreement.

         "STOCK REPURCHASE AGREEMENT" shall mean that certain Stock Repurchase Agreement dated as of December 20, 2002, by and among Payor and the Shareholders pursuant to which this Note was originally delivered.

         "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

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         2. GENERAL. This Note is one of a series of Notes issued by Payor and amended and restated on the date hereof. The Notes, as amended and restated, shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

         3. SECURITY AGREEMENT; PLEDGE AGREEMENT. In order to provide security for the prompt and complete payment and performance when due of all of the Payor's Obligations and liabilities to Holder arising out of, connected with or related to this Note, Payor shall enter into (i) a Security Agreement with Holder (and the other holders of the Notes) dated an even date herewith, and
(ii) a Pledge Agreement with Mike Tomczak and Jeffrey Boone.

         4. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment of principal and unpaid accrued interest due with respect to all existing and future Debt of the Payor ("Senior Indebtedness"), except for (i) the promissory notes issued to Mike Tomczak and Jeffrey Boone pursuant to the Merger Agreement shall be subordinated to the Notes with respect to payments of principal and interest that become due hereunder, and (ii) any Debt that by its terms is subordinated to the Notes. Subject to the rights, if any, of the holders of the Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Payor and the Holder, the obligation of the Payor, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         5. MATURITY. Unless sooner paid in accordance with the terms hereof, the entire unpaid balance of principal and all unpaid accrued interest shall become fully due and payable on the earlier of (i) May 31, 2005, or (ii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default (such earlier date, the "Maturity Date").

         6. PAYMENTS.

                  (a) FORM OF PAYMENT. All payments of interest and principal shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to Payor. All payments shall be applied first to accrued interest, and thereafter to principal.

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                  (b) MONTHLY PAYMENTS. Commencing on the last day of May 2004, and on the last day of each calendar month until the earlier of May 31, 2005, and any earlier payment in full of the indebtedness and obligations evidenced by this Note, Payor shall pay Holder the Monthly Payment Amount.

                  (c) BALLOON PAYMENT. On May 31, 2005, Payor shall pay to Holder all of the outstanding principal and accrued and unpaid interest under this Note.

                  (d) LATE CHARGE. In the event that Payor fails to make any payment of principal and interest within 10 days of its due date, such unpaid amount shall commence accruing additional interest at a rate of eighteen percent (18%) per annum.

         7. PREPAYMENT. Payor shall have the right to prepay any and all amounts owed under this Note in full or in part at any time without notice and without penalty or premium.

         8. AFFIRMATIVE COVENANTS. So long as any indebtedness under this Note remains outstanding, Payor shall:

                  (a) COMPLIANCE WITH LAWS. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property except for good faith contests for which adequate reserves are being maintained.

                  (b) NOTICE OF DEFAULTS AND EVENTS OF DEFAULTS. Provide to Holder, as soon as possible and in any event within three (3) days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by Payor with respect thereto.

                  (c) CONTINUANCE OF BUSINESS. Maintain its corporate existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate the business currently conducted by Payor.

                  (d) INSURANCE. Promptly obtain and maintain in full force and effect at all times with responsible insurance companies such insurance covering its assets and properties, in such amounts and against such risks and with such deductibles as an enterprise conducting a similar business under similar business conditions as Payor would customarily maintain. To the extent that Payor receives cash proceeds for a claim upon insurance policies covered by this
Section 8(d), Payor shall use such proceeds to recover the losses covered by such policies. To the extent that Payor determines that the insurance proceeds received exceeds the cost of the loss covered by such claims in its sole discretion, such excess proceeds shall be used to repay the Notes on a pro rata basis based upon the principal amount outstanding of each of the Notes.

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         9. EVENTS OF DEFAULT.

                  (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

                           (i) any indebtedness under this Note or any other
Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of the later of (A) 30 days after the date the amount becomes due and payable, and written or e-mail notice of such non-payment has been delivered to Payor by the Holder, (B) five (5) business days after written or e-mail notice from the Holder, or (C) 45 days after the date the amount becomes due and payable, regardless of whether any notice is delivered to the Payor by Holder; or

                           (ii) default shall occur in the observance or
performance of any covenant, obligation or agreement of Payor under this Note and any such observance or performance has not been cured for a period of the later of (A) 60 days after the date of failure to observe or perform such covenant, obligation or agreement or (B) fifteen (15) calendar days after written or e-mail notice from the Holder; or

                           (iii) Payor (A) becomes insolvent or admits in
writing its inability to pay its debts as they mature (except that deferred revenue and principal balance outstanding for the Notes shall not be taken in account in determining if Payor is insolvent), (B) makes an assignment for the benefit of creditors, or (C) applies for or consents to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property or business, or such receiver, trustee or similar officer is appointed, and such appointment shall continue undischarged for a period of 90 days after such appointment, or

                           (iv) any bankruptcy, insolvency, reorganization or
liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against Payor and is not discharged within 90 days after such institution, or Payor or all or any material part of its business is in the process of dissolution, liquidation, windup or termination whether pursuant to the terms of any agreement, court order, or otherwise.

                  (b) CONSEQUENCES OF EVENTS OF DEFAULT.

                           (i) If an Event of Default occurs, all indebtedness
under this Note shall, at the option of the Holder, become immediately due and payable and, upon such election, Payor shall immediately pay to Holder all such amounts. From and after an Event of Default, all indebtedness hereunder shall accrue interest at the highest rate permitted by applicable law from and after the Event of Default. Payor agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including reasonable attorney fees, and to pay interest at the highest rate permitted by applicable law on such costs and expenses to the extent not paid when demanded.

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                           (ii) Holder shall also have any and all other rights
which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

         10. SECURITY. This Note is secured by a pledge of stock of the Payor by certain shareholders of Payor, but it is not otherwise guaranteed by the shareholders of Payor.

         11. LOST, STOLEN, DESTROYED OR MUTILATED NOTES. In case this Note shall be mutilated, lost, stolen or destroyed, the Payor shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of this Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Payor of the loss, theft or destruction of this Note.

         12. GOVERNING LAW. This Note is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of Payor and the Holder. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state and federal courts located in Sacramento County in the State of California, and each of Payor and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

         13. AMENDMENT. Any term of this Note may be waived or amended only with the written consent of Payor and the Holder (or their respective successors and assigns). Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Payor and the Holder (or their respective successors and assigns).

         14. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 11 of the Security Agreement.

         15. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         16. TIME OF ESSENCE. Time is of the essence in the payment and performance of each obligation hereunder.

         17. ATTORNEYS' FEES. In the event of (a) any action or proceeding that involves the protection, preservation or enforcement of the Holder's rights or Payor's obligations under this Note (including, but not limited to, Holder's defense of any action by Payor in connection with the Loan), (b) Holder's collection or enforcement without institution of litigation proceedings, or (c) Holder's participation in any proceeding which is authorized under the terms of this Note, Holder shall be entitled to payment, upon demand, from Payor of all costs and expenses associated therewith, including reasonable attorneys' fees and litigation expenses. Payor will pay Holder, upon demand, all reasonable


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attorneys' fees and expenses incurred in the representation of Holder in any aspect of any bankruptcy or insolvency proceeding initiated by or on behalf of Payor that concerns any of its obligations to Holder hereunder. In the event of a judgment against one party concerning any aspect of this Note, the right to recover post-judgment attorneys' fees incurred in enforcing the judgment shall not be merged into and extinguished by any money judgment. The provisions of this Section constitute a distinct and severable agreement from the other contractual rights created by this Note.

         18. NO WAIVER. If Holder delays in exercising or fails to exercise any of its rights under this Note, that delay or failure will not constitute a waiver of any of Holder's rights or of any breach, default, or failure of condition under this Note. No waiver by Holder of any of its rights or of any breach, default or failure of a condition under this Note shall be effective unless it is stated in writing signed by Holder. Al1 of Holder's remedies in connection with this Note or under applicable law shall be cumulative, and Holder's exercise of any one or more of those remedies will not constitute an election of remedies.

         19. USURY SAVINGS. It is the intent of Payor and Holder at all times to comply with all applicable usury laws. If any applicable law is interpreted so as to render any amount received by Holder hereunder as usurious, then all excess amounts theretofore collected by Holder shall be credited against the principal balance of this Note (or, if this Note has been or would be repaid in full, refunded to Payor), and the provisions of this Note shall be immediately reformed and the amounts thereafter collectible hereunder reduced, without the execution of any other documents, instruments or agreements, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         20. SUCCESSORS AND ASSIGNS. This Note shall be binding upon, inure to the benefit of and be enforceable by the Holder, the Payor and their respective successors and assigns.








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         IN WITNESS WHEREOF, the Payor has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.



                                        IPI MERGER SUB II, INC.


                                        By:
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: President

                                        By:
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: Secretary



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